UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Thomas Weisel Partners Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Establishment of valuation allowance.

Subsequent to February 11, 2009, the date on which the Company reported its year-end earnings, the Company determined, in accordance with SFAS 109, Accounting for Income Taxes, that it was more likely than not that the Company’s U.S. based deferred tax assets would not be realized and established a valuation allowance of $44.8 million.

The establishment of that valuation allowance resulted in a reduction of the Company’s book value and tangible book value but did not otherwise impact the Company’s cash or cash equivalents.

The Company, in subsequent periods, will continue to weigh all available positive and negative evidence in the event that facts and circumstances change. Based on the evidence available at the relevant time, the Company may determine that it is more likely than not that its U.S. based deferred tax assets, the realization of which depends on future U.S. taxable income, would be realized partially or in their entirety in the future. In such event, the Company would be required to reverse the valuation allowance, which would result in an increase in reported income in the relevant period. Any such subsequent reversal of the valuation allowance would also not impact the Company’s cash or cash equivalents, until such time as the deferred tax asset is realized.

The impact of the deferred tax asset to net income, earnings per share, book value and tangible book value is detailed below (amounts in thousands, except per share amounts).

	Year Ended December 31, 2008 As Reported on February 11, 2008	Impact of Tax Adjustments Including Valuation Allowance	Year Ended December 31, 2008
Net revenues	$189,527	—	$189,527

Total expenses excluding interest	385,079	—	385,079
Income (loss) before taxes	(195,552)	—	(195,552)
Provision for taxes (tax benefit)	(36,983)	(44,683)	7,700

Net income (loss)	$(158,569)	$(44,683)	$(203,252)

Net income (loss) per share:
Basic net income (loss) per share	$(4.90)	$(1.39)	$(6.29)
Diluted net income (loss) per share	$(4.90)	$(1.39)	$(6.29)
Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	32,329	32,329	32,329
Diluted weighted average shares outstanding	32,329	32,329	32,329
Shareholders’ equity	215,350	(43,449)	171,901
Book value per share	$6.99	$(1.41)	$5.58
Tangible shareholders’ equity	192,121	(43,449)	148,672
Tangible book value per share	$6.24	$(1.41)	$4.83
Common shares outstanding(1)	30,789	30,789	30,789

(1)	Includes 6,639,478 exchangeable shares issued by TWP Acquisition Company (Canada), Inc., the firm’s wholly-owned subsidiary. Each exchangeable share is exchangeable at any time into a share of common stock of the firm, entitles the holder to dividend and other rights substantially economically equivalent to those of a share of common stock, and, through a voting trust, entitles the holder to a vote along with shares of common stock on matters presented to shareholders of the firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: March 16, 2009	By:	/s/ Shaugn Stanley
Name: Shaugn Stanley
Title: Chief Financial Officer